                                                                EXHIBIT 20

                                 [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Pooling and Servicing Agreement, dated as of October 15, 1998, among the Servicer, Newcourt Receivables Corporation II, Newcourt Equipment Trust Securities 1998-1 and Harris Trust and Savings Bank, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 16th day of December, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:      Brian McLean
                              Title:     Director, Securitizations

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1


   Beginning of Collection Period:                      11/01/99
   End of Collection Period:                            11/30/99
   Distribution Date:                                   12/20/99
   Reporting Date:                                      12/16/99
   Months in progress                                         13

WATERFALL DISTRIBUTIONS

-------------------------------------------------------------------------------

Cash Collections in Collection Period              34,488,097.93
Interest Earned on Collections Account                177,984.40
Required Withdrawal from Reserve Fund                       0.00
Interest Earned on Reserve Fund                        73,006.26
Recoveries on Defaulted Contracts                     462,226.61
Servicer Advances (net of collections to
 reimburse prior Servicer Advances)                         0.00

-------------------------------------------------------------------------------

Available Amount                                   35,201,315.20

ALLOCATIONS

  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   331,833.51

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                    139,677.98

  (E) A-3 Interest                                  1,952,061.39

  (F) A-4 Interest                                    457,760.19

  (G) B Interest                                      180,753.94

  (H) C Interest                                      112,064.15

  (I) D Interest                                       81,342.83

  (J) E Interest                                      114,326.11

  (K) A-1 Principal Payment Amount                          0.00

  (L) A-2 Principal Payment Amount                 27,881,588.54

  (M) A-3 Principal Payment Amount                          0.00

  (N) A-4 Principal Payment Amount                          0.00

  (O) B Principal Payment Amount                    1,742,615.20

  (P) C Principal Payment Amount                      929,384.17

  (Q) D Principal Payment Amount                      580,861.13

  (R) E Principal Payment Amount                      697,046.06

  (S) Accelerated Principal Payment                         0.00

  (T) Reserve Fund Deposit                                  0.00

  (U) Excess to Issuer                                      0.00

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                            Page 2

A    Aggregate Discounted Contract Balance (ADCB) &
     Aggregate Notes Outstanding
A1   Aggregate Outstanding Note Balances,
     beginning of period                                            663,667,014.25
A2   ADCB, end of period                                            631,835,519.15

B    Reserve Fund
B1   Reserve Fund balance, beginning of period                       16,976,087.00
B2   Reserve Fund balance, end of period                             16,976,087.00

C    Available Funds for Distribution
C1   Available Funds -- Collection Account                           35,201,315.20
C2   Required Available Funds -- Reserve Fund                                 0.00
C3   Total Available Funds                                           35,201,315.20

D    Total Payments to Servicer                                         331,833.51

E    Total Interest Payments to Noteholders                           3,037,986.59

C4   Available Funds for Principal Distribution                      31,831,495.10

F    Principal Differential Determination
F1   Beginning Principal Balance of Notes                           663,667,014.25
F2   Ending Period ADCB                                             631,835,519.15
F3   Total Principal Payment Amount                                  31,831,495.10
F4   Principal Differential                                                   0.00

G    Principal Payments to Noteholders

G1   Class A-1 Note Balance, beginning of period                              0.00
G2   Class A Target Investor Principal Amount                       553,432,313.25
G3   Class A-1 Principal Payment                                              0.00
G4   Class A-1 Note Balance, end of period                                    0.00

G5   Class A-2 Note Balance, beginning of period                     32,420,420.79
G6   Class A-2 Principal Payment                                     27,881,588.54
G7   Class A-2 Note Balance, end of period                            4,538,832.25

G8   Class A-3 Note Balance, beginning of period                    447,036,959.00
G9   Class A-3 Principal Payment                                              0.00
G10  Class A-3 Note Balance, end of period                          447,036,959.00

G11  Class A-4 Note Balance, beginning of period                    101,856,522.00
G12  Class A-4 Principal Payment                                              0.00
G13  Class A-4 Note Balance, end of period                          101,856,522.00

C5   Remaining Available Funds                                        3,949,906.56

G14  Class B Note Balance, beginning of period                       36,332,450.70
G15  Class B Target Investor Principal Amount                        34,589,835.50
G16  Class B Floor                                                            0.00
G17  Class B Principal Payment                                        1,742,615.20
G18  Class B Note Balance, end of period                             34,589,835.50

C6   Remaining Available Funds                                        2,207,291.36

G19  Class C Note Balance, beginning of period                       19,377,085.82
G20  Class C Target Investor Principal Amount                        18,447,701.65
G21  Class C Floor                                                            0.00
G22  Class C Principal Payment                                          929,384.17
G23  Class C Note Balance, end of period                             18,447,701.65

C7   Remaining Available Funds                                        1,277,907.19

G24  Class D Note Balance, beginning of period                       12,110,595.68
G25  Class D Target Investor Principal Amount                        11,529,734.55
G26  Class D Floor                                                            0.00
G27  Class D Principal Payment                                          580,861.13
G28  Class D Note Balance, end of period                             11,529,734.55

C8   Remaining Available Funds                                          697,046.06

G29  Class E Note Balance, beginning of period                       14,532,980.26
G30  Class E Target Investor Principal Amount                        13,835,934.20
G31  Class E Floor                                                            0.00
G32  Class E Principal Payment                                          697,046.06
G33  Class E Note Balance, end of period                             13,835,934.20

C9   Remaining Available Funds                                                0.00

G34  Additional Principal to be redistributed                                 0.00

C10  Remaining Available Funds                                                0.00

H1  Reserve Fund Deposit (to Max Required)                                    0.00

I1  Available for Distribution to the Issuer (Shortfall)                      0.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 3

SERVICING FEE AND INTEREST CALCULATIONS



SERVICING FEE DUE

(a) ADCB                           663,667,014.25
(b) Servicing Fee Rate                     0.600%
(c) 30                                         30
(d) 360                                       360
(e) Current Servicing Due              331,833.51
(f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                331,833.51


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.007%   (a) B Rate                                5.970%
(b) Days in Period                             28   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            36,332,450.70
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)    180,753.94
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                       0.00   (g) Total Interest Due                180,753.94


A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               5.170%   (a) C Rate                                6.940%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance           32,420,420.79   (d) Beginning C Balance            19,377,085.82
(e) Current Interest Due (a*d*b/c)     139,677.98   (e) Current Interest Due (a*d*b/c)    112,064.15
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 139,677.98   (g) Total Interest Due                112,064.15


A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               5.240%   (a) D Rate                                8.060%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          447,036,959.00   (d) Beginning D Balance            12,110,595.68
(e) Current Interest Due (a*d*b/c)   1,952,061.39   (e) Current Interest Due (a*d*b/c)     81,342.83
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               1,952,061.39   (g) Total Interest Due                 81,342.83


A-4 INTEREST                                        E INTEREST

(a) A-4 Rate                               5.393%   (a) E Rate                                9.440%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-4 Balance          101,856,522.00   (d) Beginning D Balance            14,532,980.26
(e) Current Interest Due (a*d*b/c)     457,760.19   (e) Current Interest Due (a*d*b/c)    114,326.11
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 457,760.19   (g) Total Interest Due                114,326.11

                                                                       Page 4
NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

OTHER STATISTICAL DATA

DELINQUENCY

                                             1 Month         2 Months        3 Months      4 Months        5 Months       6 Months
                                  Current     Prior            Prior           Prior         Prior           Prior         Prior
                                  -------    ----------      ----------     ----------     ----------     ----------     ----------
 31 -  60  Days Past Due        28,211,518    25,602,322     24,043,959     18,738,133     31,772,630     26,005,695     27,511,921
 61 -  90  Days Past Due         8,995,872     7,298,194      8,211,145     16,481,316      8,861,392      9,744,013      7,482,063
 91 - 120  Days Past Due         4,434,583     8,239,447      9,086,844      7,758,205      4,868,629      3,916,059      9,394,434
121   Plus Days Past Due        10,129,538     7,819,441      7,110,375      6,012,040      5,610,327      6,266,770      5,778,863

ADCB, End of Period            631,835,519   663,667,014    698,346,518    728,802,722    773,692,869    814,664,250    857,771,359

 31 -  60  Days Past Due (%)         4.47%         3.86%          3.44%          2.57%          4.11%          3.19%          3.21%
 61 -  90  Days Past Due (%)         1.42%         1.10%          1.18%          2.26%          1.15%          1.20%          0.87%
 91 - 120  Days Past Due (%)         0.70%         1.24%          1.30%          1.06%          0.63%          0.48%          1.10%
121   Plus Days Past Due (%)         1.60%         1.18%          1.02%          0.82%          0.73%          0.77%          0.67%


DEFAULTS

Gross Charge-Offs               848,781.69  1,065,846.46     871,552.98     941,962.65     732,141.80     783,575.69     908,274.58
Recoveries                      462,226.61    462,433.16     522,859.19     582,616.73     407,114.51     328,209.44     358,897.52
Charge-Offs - Net
 of Recoveries                  386,555.08    603,413.30     348,693.79     359,345.92     325,027.29     455,366.25     549,377.06

BOND PRINCIPAL FACTORS

A-1                             0.0000000%
A-2                             3.4873855%
A-3                           100.0000000%
A-4                           100.0000000%
B                              81.5024925%
C                              81.5015618%
D                              81.5010056%
E                              81.5024935%

RESERVE FUND CALCULATIONS

Beginning Balance            16,976,087.00
Required Balance             16,976,087.00
Deposit                               0.00
Withdrawal                            0.00
Ending Balance               16,976,087.00

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

CONDITIONAL PAYMENT RATE

                                         Average
               Period       1 Month      3 Month      Life-to
Period         Ending         CPR          CPR         Date
------         ------       -------      -------      -------
  1           11/30/98      6.9572%        N/A        6.9572%
  2           12/31/98      6.2383%        N/A        6.6920%
  3           01/31/99      6.9524%      6.7160%      6.9069%
  4           02/28/99      9.5427%      7.5778%      7.7048%
  5           03/31/99     15.1390%     10.5447%      9.4891%
  6           04/30/99      8.8106%     11.1641%      9.6049%
  7           05/31/99     10.9830%     11.6442%     10.0453%
  8           06/30/99     14.4231%     11.4056%     10.9026%
  9           07/31/99     16.8629%     14.0897%     11.8861%
 10           08/31/99     12.6353%     14.6404%     12.4103%
 11           09/30/99      9.2395%     12.9126%     12.4560%
 12           10/31/99      8.4638%     10.1129%     12.5492%
 13           11/30/99     10.6889%      9.4641%     12.7885%